ITEM 7.  MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS.

The following discussion and analysis should be read in conjunction with our consolidated financial statements for the three years ended December 31, 2013, and the related notes thereto, which have been prepared in accordance with generally accepted accounting principles in the United States (“U.S. GAAP”). This discussion and analysis contains forward-looking statements that involve risks, uncertainties and assumptions.  Our actual results may differ materially from those anticipated in these forward-looking statements as a result of many factors, including, but not limited to, those set forth under the section heading “Item 1A. Risk Factors” in our annual report on Form 10-K as filed on March 17, 2014.  See section heading “Note Regarding Forward-Looking Statements” below.

All dollar amounts stated herein are in U.S. dollars in thousands, except per share amounts, per warrant amounts, per ounce amounts, gold price per ounce amounts, and exchange rates unless specified otherwise. References to C$ refer to Canadian currency, A$ to Australian currency and $ to United States currency.

Overview

Vista Gold Corp. and its subsidiaries (collectively, “Vista,” the “Company,” “we,” “our,” or “us”) operate in the gold mining industry. We are focused on the evaluation, acquisition, exploration and advancement of gold exploration and potential development projects, which may lead to gold production or value adding strategic transactions such as earn-in right agreements, option agreements or leases to third parties, joint venture arrangements with other mining companies, or outright sales of assets for cash and/or other consideration. As such, we are considered an Exploration Stage Enterprise. Our approach to acquisitions of gold projects has generally been to seek projects within political jurisdictions with well-established mining, land ownership and tax laws, which have adequate drilling and geological data to support the completion of a third-party review of the geological data and to complete an estimate of the gold mineralization. In addition, we look for opportunities to improve the value of our gold projects through exploration drilling and/or technical studies resulting in changes to the operating assumptions underlying previous engineering work.

Our principal assets include our flagship Mt. Todd gold project in Northern Territory (“NT”), Australia, and a 24.9% holding in Midas Gold Corp. common shares (“Midas Gold shares”) (reduced to 12.4% during February 2014). In addition to non-core projects in Mexico and California, we hold royalty interests in projects in Bolivia and Indonesia.

Outlook

We do not currently generate operating cash flows. Our sources of financing in the past have been the issuance of our common shares, debt financing and sale of non-core assets. The prices for gold equities, particularly those with early stage projects, have decreased steadily during the past year, and capital raising has become more difficult for mining companies which do not have producing assets.  Consequently, raising sufficient amounts of capital on reasonable terms has become increasingly difficult. These conditions are expected to continue for the foreseeable future, and could affect our ability to raise sufficient capital on reasonable terms, if at all. We are committed to ensuring that the Company remains liquid and we will continue to identify and to execute meaningful cost cutting initiatives. The Company will continue to seek other financing sources with priority given to non-dilutive sources such as the sale of our used mill equipment and monetization of other non-core assets.  However, there can be no assurance that we will be able to timely monetize the non-core assets at a value acceptable to us or at all. The Company believes that after giving effect to the sale of 16,000,000 Midas Gold shares held by the Company’s subsidiary Vista Gold U.S. Inc. for gross proceeds of C$12,800 ($11,640) and paying down the 2013 Facility by approximately C$5,516 ($5,000) (see Note 20 of the Consolidated Financial Statements), it will have sufficient working capital to operate the Company through 2014 and repay the remaining approximately C$1,443 ($1,300) on its 2013 Facility in full upon the facility maturing in March of 2015 or earlier (defined below in “Financial Position, Liquidity and Capital Resources.”)

Results from Operations

Summary

For the year ended December 31, 2013, substantially all of our resources were focused on our Mt. Todd gold project in NT, Australia, where we completed a pre-feasibility study and submitted a final environmental impact statement.  Through 2013 we introduced a range of cost cutting measures including the elimination of discretionary spending, downsizing the Company and voluntary reductions to cash compensation for senior management.

Consolidated net loss for the years ended December 31, 2013 and 2012 was $59,488 and $70,656 or $0.73 and $0.95 per basic share, respectively.  For the same period in 2011 we reported net income of $51,546 or $0.75 per basic share. The principal components of these year-over-year changes are discussed below.

Exploration, property evaluation and holding costs

Exploration, property evaluation and holding costs were $15,600, $27,536 and $21,774 during the years ended December 31, 2013, 2012 and 2011, respectively.  The lower 2013 costs were in part due to the cost reductions noted above.  In addition, several capital intensive activities which had started in 2012 were completed in early 2013. This includes the Mt Todd gold project pre-feasibility study and related activities, permitting, and the September 2012 start of water treatment in the existing open pit.  At our Los Cardones gold project, costs decreased in 2012 from 2011 because since February 2012 Invecture Group, S.A. de C.V. (“Invecture”) began to incur all costs associated with the progression of this project under an earn-in right agreement (“Earn-in Right Agreement”).  We completed a drilling program at our Guadalupe de los Reyes gold/silver project in early 2012, no similar programs were completed in 2013.

Corporate administration and investor relations

Corporate administration and investor relations costs were $5,528,  $8,096, and $6,375 during the years ended December 31, 2013, 2012, and 2011, respectively.  The decrease in 2013 was primarily attributable to cost cutting initiatives discussed above.  The higher 2012 costs included abnormally high legal and professional fees associated with activities such as our shelf registration statement and completion of the Earn-in Right Agreement, and an increase in stock-based compensation expense incurred to attract additional professional staff and consultants and to incentivize and retain professional staff and directors.

Depreciation and amortization

Depreciation and amortization expense was $1,021,  $589, and $420 for years ended December 31,  2013, 2012, and 2011, respectively.  The increases period-to-period were primarily attributable to increased capital expenditures at the Mt. Todd gold project during late 2012 and early 2013.

Gain on disposal of mineral property

Pursuant to a joint venture agreement and an additional option agreement with Awak Mas Holdings Pty. Ltd. (“AM Holdings”) a subsidiary of One Asia, whereby AM Holdings had the right to earn an 80% interest in our Awak Mas gold project in Indonesia, we received certain cash payments in excess of the carrying value of the project, which resulted in a realized gain of $2,934 during the year ended December 31, 2012.

In April 2011, Vista was issued 30,402,615 Midas Gold shares as consideration for its interest in gold assets in the Yellow Pine-Stibnite District in Idaho. Upon initial recognition of its investment in the Midas Gold shares, Vista elected to apply the fair value option, and as such, the investment was recorded at fair value in the Consolidated Balance Sheets.  The difference between the fair value of our Midas Gold shares and the carrying value of our Yellow Pine assets resulted in an unrealized gain of $77,803 for the year ended December 31, 2011.

Non-operating income and expenses

Unrealized Gain/(Loss) on Other Investments

Unrealized gain/(loss) on other investments was $(48,499), $(50,363) and $37,347 for the years ended December 31, 2013, 2012 and 2011, respectively.  These amounts are substantially the result of changes in fair value of our Midas Gold shares.

Write-down of property, plant and equipment

Impairment charges of $3,500 and $7,117 for the years ended December 31, 2013 and 2012, respectively, were primarily due to the write-down the carrying value of the mill equipment to its estimated fair value of $6,500 and $10,000, respectively, net of costs to sell and commissions, based on an independent assessment from a third party who has been contracted to sell the mill equipment on our behalf.  There were no such charges during the year ended December 31, 2011.

Deferred Income Tax Benefit/(Expense)

Fluctuations in the fair value of our Midas Gold shares result in fluctuations in the deferred income tax benefit/(expense). The 2013 and 2012 deferred income tax benefit of $15,373 and $20,147, respectively, is principally related to the unrealized loss arising from the change in fair value of our Midas Gold shares. The 2011 deferred tax expense of $(35,522) is a result of the unrealized gains arising from the disposal of gold assets in the Yellow Pine-Stibnite District in Idaho in exchange for Midas Gold shares; and subsequent fair value gains in our Midas Gold shares (see above).  The estimated deferred tax liability associated with the 2011 gains exceeded our U.S. deferred tax asset valuation allowance, consequently this valuation allowance was released upon receipt of the Midas Gold shares.

Financial Position, Liquidity and Capital Resources

Operating Activities

Net cash used in operating activities was $24,522, $30,155 and $24,990 for the years ended December 31, 2013, 2012 and 2011, respectively.  The decrease is primarily the result of changes in operating expenses as discussed in “Results of Operations,” above, together with the payment in 2013 for significant water treatment costs incurred in 2012.

Investing Activities

Net cash provided by investing activities of $5,039 for the year ended December 31, 2013 was primarily due to receipt of $7,000 related to the sale of the Los Cardones project, offset by additions to plant and equipment of $2,199 at the Mt. Todd gold project. Net cash provided by investing activities of $3,839 for the year ended December 31, 2012 was primarily due to receipt of $5,500 from agreements related to Awak Mas and Los Cardones projects, offset by additions to plant and equipment of $2,066, mainly at our Mt. Todd gold project. Net cash used in investing activities of $4,044 for the same period in 2011 was primarily due to the acquisition for cash of 1,400,000 additional Midas Gold shares issued in a private placement.

Financing Activities

Net cash provided by financing activities was $6,677 for the year ended December 31, 2013 due to the draw-down of a loan facility during 2013, net of repayments. During March 2013, we closed and drew a C$10,000 ($9,764) loan facility (the “2013 Facility”).  The 2013 Facility originally matured March 2014, with early repayment of the 2013 Facility allowed, at the Company’s option, provided that at least four months interest has been paid.  During the fourth quarter of 2013, the Company and the lender agreed to extend the maturity date of the 2013 Facility to March 2015. The 2013 Facility is secured by a general security agreement (“GSA”) with certain exclusions. In addition, the Company has pledged all the Company’s Midas Gold shares (Note 5) as security and paid the lender an extension fee comprised of 486,382 Vista common shares.  The 2013 Facility bears an interest rate of 8% per annum, payable monthly. If the Company completes an asset disposition or other financing, subject to certain conditions, the Company is required to utilize 50% of the net proceeds exceeding $1,000 to repay the 2013 Facility up to the full amount outstanding. During February 2014, we completed the sale of 16,000,000 Midas Gold shares held by our subsidiary Vista Gold U.S. Inc. for gross proceeds of C$12,800 ($11,640) and utilized approximately C$5,516 ($5,000) to repay a portion of the 2013 Facility which reduced the aggregate principal amount of the 2013 Facility to approximately C$1,443 ($1,300).

Net cash provided by financing activities was $26,724 for the year ended December 31, 2012.  We raised a net total of $24,472 from the July 2012 Offering and the December 2012 Offering.   In addition, we received a total of $2,252 from the exercise of warrants, compensation options and stock options.

During July 2012, we closed a private placement of 5,000,000 units (the “July 2012 Units”) for gross proceeds of $15,000 (the “July 2012 Offering”).  Each July 2012 Unit consists of one common share in the capital of the Company and one-half of one common share purchase warrant (each full warrant, a “July 2012 Warrant”).  Each July 2012 Warrant entitles the holder thereof to purchase one common share at a price of $3.60 per share (subject to adjustment in certain circumstances) and is exercisable for a period of 24 months from the closing of the July 2012 Offering.  In connection with the July 2012 Offering, we incurred $770 in commissions and other costs and issued a total of 166,667 compensation warrants to finders that provided services in respect of subscriptions for 3,333,334 July 2012 Units.  Each compensation warrant entitles the holder thereof to purchase one common share at a price of $3.18 per share (subject to adjustment in certain circumstances) for a period of 24 months from the closing of the July 2012 Offering.  On September 29, 2012, we filed a registration statement on Form S-3 related to the resale by the purchasers of the July 2012 Units of the Common Shares issued as part of the Units and Common Shares issuable upon exercise of the July 2012 Warrants and compensation warrants.

During December 2012, we closed a public offering of 4,182,550 units (the “December 2012 Units”), which included 545,550 December 2012 Units issued pursuant to the full exercise of the underwriters’ over-allotment option, for gross proceeds of $11,500 (the “December 2012 Offering”).  Each December 2012 Unit consists of one common share in the capital of the Company and one-half of one common share purchase warrant (each full warrant, a “December 2012 Warrant”).  Each December 2012 Warrant entitles the holder thereof to purchase one common share at a price of $3.30 per share (subject to adjustment in certain circumstances) and is exercisable for a period of 24 months from the closing of the December 2012 Offering.  In connection with the December 2012 Offering, the Company incurred approximately $1,258 in commissions and other costs.

Net cash provided by financing activities was $7,069 for the year ended December 31, 2011.  On March 4, 2011 we repaid the outstanding principal amount of $23,000 on our 10% senior secured convertible notes.  In April 2011, we received net cash proceeds of $28,984 from an equity financing.

Liquidity and Capital Resources

At December 31, 2013, we had working capital of $8,622 compared with working capital of $60,342 at December 31, 2012, representing a decrease of $51,720. Our working capital decreased primarily due to the reclassification of our Midas Gold shares to non-current assets from current assets and the use of cash to fund operations. Included in the December 31, 2013, $8,622 working capital amount is $5,475 of cash and cash equivalents. Included in the December 31, 2012, $60,342 working capital amount is $18,281 of cash and cash equivalents.

During October 2013, Vista and Invecture terminated the 2012 Earn-in Right Agreement whereby Invecture could earn a 62.5% interest in the Los Cardones gold project located in Baja California Sur, Mexico, and entered into new agreements whereby Vista agreed to sell 100% of its debt and equity interests in the Los Cardones gold project (the Los Cardones Sale”) to Invecture and RPG Structured Finance S.a.R.L. (the “Purchasers”), for a total of $13,000, $7,000 of which was paid in October 2013 and $6,000 was originally payable in January 2014. In January 2014, we extended the due to date to July 2014 for additional consideration of $250.  If the Purchaser does not make the $6,250 payment, Vista will retain the $7,000 already received and 100% of the Los Cardones gold project will be returned to Vista.

Pursuant to the terms of Vista’s 2013 Facility, Vista repaid C$3,041 ($2,960) of the 2013 Facility using proceeds from the Los Cardones Sale.

During February 2014, we completed the sale of 16,000,000 Midas Gold shares held by our subsidiary Vista Gold U.S. Inc. for gross proceeds of C$12,800 ($11,640).  After giving effect to the sale of Midas Gold shares (Note 20), our proforma working capital increases to approximately $14,500 (all other items remaining constant), and the balance of the 2013 Facility reduces to approximately $1,300. Included in the $14,500 working capital amount is approximately $11,200 of cash and cash equivalents.

In the past year, capital raising has become more difficult for junior mining companies which do not have producing assets and these conditions are expected to continue for the foreseeable future. Consequently, we may not be able to raise capital in sufficient amounts on reasonable terms, if at all.

Management is strongly committed to careful cash management and maintaining liquidity. The Company’s cash burn rate has been dramatically reduced since 2012 and the first half of 2013 as several cash intensive programs such as water treatment and preparation of the preliminary feasibility have been completed. In addition, several significant cost cutting measures have been introduced including a reduction of management positions, significant reductions in cash compensation for executives, senior management and the Company’s Board of Directors, and the delay or elimination of all discretionary programs, including exploration activities. Other aggressive cost cutting measures, particularly at Mt. Todd, are being pursued.  The Company’s cash burn rate is expected to average approximately $2,000 per quarter through 2014, assuming normal wet seasons in the NT.

The Company believes that after giving effect to the sale of 16,000,000 Midas Gold shares, its cash position, will be sufficient to fund the Company through 2014, and to repay its 2013 Facility in full. However, additional financing will be required to meet commitments and operating costs in 2015. In addition, the Company hopes to receive  $6,250 in July 2014, related to the 2013 sale of the Los Cardones gold project, subject to the Purchaser’s option to elect to not make this payment. The Company will continue to seek additional financing with priority given to non-dilutive sources such as the sale of non-core assets, including our used mill equipment and, if the parties agree to acceptable terms, the entry into the Guadalupe de los Reyes gold/silver project option agreement with Cangold (Note 20).  However, there can be no assurance that we will be able to timely monetize our non-core assets at a value acceptable to us or at all.

The continuing operations of the Company are dependent upon our ability to secure sufficient funding and to generate future profits from operations.  The underlying value and recoverability of the amounts shown as mineral properties, plant and equipment, assets held for sale, investments and other property interests in our consolidated balance sheets are dependent on our ability to generate positive cash flow from operations and to continue to fund exploration and development activities that would lead to profitable production or proceeds from the disposition of these assets. There can be no assurance that we will be successful in generating future profitable operations, disposing of these assets or securing additional funding in the future on terms acceptable to us or at all.  Our audited consolidated financial statements do not include any adjustments relating to the recoverability and classification of recorded assets or liabilities which might be necessary should we not be able to continue as a going-concern.

Fair Value Accounting

The following table sets forth the Company’s assets measured at fair value by level within the fair value hierarchy. As required by accounting guidance, assets are classified in their entirety based on the lowest level of input that is significant to the fair value measurement.

		Fair value at December 31, 2013
		Total	Level 1	Level 3

Assets:
	Cash equivalents	$3,000	$3,000	$-
	Marketable securities	176	176	-
	Other Investments (Midas Gold shares)	20,990	20,990	-
	Amayapampa interest	4,813	-	4,813
	Mill Equipment	6,500	-	6,500

		Fair value at December 31, 2012
		Total	Level 1	Level 3

Assets:
	Cash equivalents	$15,834	$15,834	$-
	Marketable securities	626	626	-
	Other Investments (Midas Gold shares)	69,489	69,489	-
	Amayapampa interest	4,813	-	4,813
	Mill Equipment	10,000	-	10,000

Our cash equivalent instruments, marketable securities and investment in Midas Gold shares are classified as Level 1 of the fair value hierarchy as they are valued at quoted market prices in an active market.

The estimated fair value of the Amayapampa interest is based on probability-weighted cash flow scenarios discounted using a risk-adjusted discount rate (15%) and assumptions including future gold prices (average gold prices realized range from $832 to $884, depending on timing of assumed start-up), estimated 9 years life-of-mine gold production of 615,000 ounces and the expected timing of the start of commercial production (periods ranging from 2 to 4 years, or never), which are management’s best estimates based on currently available information.  Significant changes in any of the unobservable inputs in isolation would result in a significant change in fair value estimate.

The Company incurred a Level 3 impairment loss on certain mill equipment (Note 7) for the years ended December 31, 2013 and 2012. This equipment was valued at $6,500 and $10,000, at December 31, 2013 and 2012, respectively, based on a third party assessment of the projected sale value given full consideration to current market conditions and an orderly sale process. This valuation was used to determine the Level 3 impairment charge taken in 2013 and 2012. The mill equipment is categorized as assets held for sale on the Consolidated Balance Sheets.

At December 31, 2013, the assets classified within Level 3 of the fair value hierarchy represent 32% of the total assets measured at fair value. There were no transfers between levels in 2013.

Off-Balance Sheet Arrangements

We have no off-balance sheet arrangements required to be disclosed in this annual report on Form 10-K.

Contractual Obligations

At December 31, 2013, our contractual obligation consists of our 2013 Facility, discussed above, and such obligation is recorded in our Consolidated Balance Sheets.

Summary of Quarterly Results

	4th quarter	3rd quarter	2nd quarter	1st quarter
2013
Revenue	$-	$-	$-	$-
Net income/(loss)	(8,040)	(3,027)	(21,015)	(27,406)
Basic income/(loss) per share	(0.09)	(0.04)	(0.26)	(0.34)
2012
Revenue	-	-	-	-
Net income/(loss)	(41,195)	12,269	(30,504)	(11,226)
Basic income/(loss) per share	(0.53)	0.16	(0.42)	(0.16)

Transactions with Related Parties

Agreement with Sierra Partners LLC

On April 1, 2009, we entered into an agreement with Sierra Partners LLC (“Sierra”) pursuant to which Sierra provided us with support for and analysis of our general corporate finance and strategy efforts. A founder and partner of Sierra is also one of our directors. As compensation for these services, we paid Sierra a monthly retainer fee of $10 for the duration of the agreement, which was terminated on August 31, 2013. We paid to Sierra $80, $120 and $120 during the years ended December 31, 2013, 2012 and 2011, respectively.

Critical Accounting Policies and Recent Accounting Pronouncements

Critical accounting policies

Use of Estimates

The Company’s Consolidated Financial Statements have been prepared in accordance with U.S. GAAP. The preparation of the Company’s Consolidated Financial Statements requires the Company to make estimates and assumptions that affect the reported amounts of assets and disclosure of contingent liabilities at the date of the consolidated financial statements and the reported amounts of expenses during the reporting period. The more significant areas requiring the use of management estimates and assumptions relating to capital costs of projects; mine closure and reclamation obligations; useful lives for asset depreciation purposes; valuation allowances for deferred tax assets; the fair value and accounting treatment of financial instruments including marketable securities and stock-based compensation; and asset impairments (including impairments long-lived assets and investments). The Company bases its estimates on historical experience and on various other assumptions that are believed to be reasonable under the circumstances. Accordingly, actual results will differ from these amounts estimated in these financial statements.

Marketable Securities

We classify marketable securities as available-for-sale.  Accordingly, these securities are carried at fair value with unrealized gains and losses being reported in other comprehensive income until such time that the securities are disposed of or become impaired.  At that time, any gains or losses will then be realized and reported in our Consolidated Statements of Income/(Loss) and Comprehensive Income/(Loss). We use the specific identification method for determining carrying value in computing realized gains and losses on sales of investment securities.  We evaluate investments in a loss position to determine if such a loss is other-than-temporary.  If so, such loss will be recognized and reported during that period.

Mineral Properties

Mineral property acquisition costs, including directly related costs, are capitalized when incurred, and mineral property exploration costs are expensed as incurred.  When we determine that a mineral property can be economically developed in accordance with U.S. GAAP, the costs then incurred to develop such property will be capitalized.  Capitalized costs will be depleted using the units-of-production method over the estimated life of the proven and probable reserves.  If mineral properties are subsequently abandoned or impaired, any undepleted costs will be charged to loss in that period.

The recoverability of the carrying values of our mineral properties is dependent upon economic reserves being discovered or developed on the properties, permitting, financing, start-up, and commercial production from, or the sale/lease of, or other strategic transactions related to these properties.  Development and/or start-up of any of these projects will depend on, among other things, management’s ability to raise additional capital for these purposes.

We assess the carrying cost of our mineral properties for impairment whenever information or circumstances indicate the potential for impairment.  This would include events and circumstances such as our inability to obtain all the necessary permits, changes in the legal status of our mineral properties, government actions, the results of exploration activities and technical evaluations and changes in economic conditions, including the price of gold and other commodities or input prices.  Such evaluations compare estimated future net cash flows with our carrying costs and future obligations on an undiscounted basis.  If it is determined that the estimated future undiscounted cash flows are less than the carrying value of the property, a write-down to the estimated fair value will then be reported in our Consolidated Statement of Income/(Loss) for the period.  Where estimates of future net cash flows are not determinable and where other conditions indicate the potential for impairment, management uses its judgment to assess if the carrying value can be recovered and to estimate fair value.

Assets held for sale

Plant and equipment is classified as held for sale when the following conditions are met: (i) assets (or group of assets) are actively marketed for a price which reasonably approximates the fair value at the time of sale; (ii) management has committed to a plan to sell the assets (or group of assets); (iii) the assets (or group of assets) are available for sale in current condition; and (iv) sale is probable within the next 12 months.

Warrants and Compensation Options

Warrants and compensation options issued are recorded at fair value using the Black-Scholes Merton fair value model adjusted to relative fair value.

Stock-Based Compensation

Under our stock option and long-term equity incentive plans, stock incentive options and awards may be granted to executives, employees, consultants and non-employee directors. Compensation expense for such grants is recorded in the Consolidated Statements of Income/(Loss) and Comprehensive Income/(Loss) as a component of Exploration, property evaluation and holding costs and Corporate administration and investor relations, with a corresponding increase to Additional paid-in capital in the Consolidated Balance Sheets. The fair values of the options are calculated using the Black-Scholes option pricing model. The expense is based on the fair values of the grant on the grant date and is recognized over the vesting period specified for each grant.

Financial Instruments

Accounting Standards Codification Topic 820, Fair Value Measurements and Disclosures (“ASC 820”) of the Financial Accounting Standards Board (“FASB”) requires an entity to maximize the use of observable inputs and minimize the use of unobservable inputs when measuring fair value. ASC 820 establishes a fair value hierarchy based on the level of independent, objective evidence surrounding the inputs used to measure fair value. A financial instrument’s categorization within the fair value hierarchy is based upon the lowest level of input that is significant to the fair value measurement. ASC 820 prioritizes the inputs into three levels that may be used to measure fair value:

•	Level 1 – Unadjusted quoted prices in active markets that are accessible at the measurement date for identical, unrestricted assets or liabilities.

•

Level 2 – Observable inputs other than quoted prices included within Level 1 that are observable for the asset or liability, either directly or indirectly, including quoted prices for similar assets and liabilities in active markets; quoted prices for identical or similar assets and liabilities in markets that are not active; or other inputs that are observable or can be corroborated by observable market data by correlation or other means.

•	Level 3 – Prices or valuation techniques requiring inputs that are both significant to the fair value measurement and unobservable.

Our financial instruments include cash and cash equivalents, marketable securities, Amayapampa interest (see Note 7 to the financial statements),  short- and long-term investments, accounts payable and certain other current assets and liabilities.  Due to the short-term nature of our cash and cash equivalents, accounts payable and certain other current assets and liabilities, we believe that their carrying amounts approximate fair value.  Our marketable securities are classified as available-for-sale. Accordingly, these securities are carried at fair value, which is based upon quoted market prices in an active market and included in Level 1 of the fair value hierarchy.     Our other investments, comprised of Midas Gold shares, is accounted for using the fair value option based on quoted market prices in an active market and is included in Level 1 of the fair value hierarchy. The value of the Amayapampa interest is based on probability-weighted cash flow scenarios and is included in Level 3 in the fair value hierarchy.

Recent accounting pronouncements

Reporting of Amounts Reclassified out of Accumulated Other Comprehensive Income

In February 2013, the FASB issued guidance related to items reclassified from accumulated other comprehensive income. The new standard requires either in a single note or parenthetically on the face of the financial statements: (i) the effect of significant amounts reclassified from each component of accumulated other comprehensive income based on its sources; and (ii) the income statement line items affected by the reclassification.  The standard was effective for us as of January 1, 2013, with early adoption permitted.  The adoption of this guidance did not have a significant impact on our consolidated financial position, results of operations or cash flows.

Presentation of an Unrecognized Tax Benefit When a Net Operating Loss Carryforward, a Similar Tax Loss, or a Tax Credit Carryforward Exists

In July 2013, the FASB issued guidance related to the financial statement presentation of an unrecognized tax benefit, a similar tax loss, or a tax credit carryforward exists.   The new standard requires that an unrecognized tax benefit, or a portion of an unrecognized tax benefit, be presented in the financial statements as a reduction to a deferred tax asset for a net operating loss carryforward, a similar tax loss, or a tax credit carryforward unless certain circumstances exist.  The standard is effective for us as of January 1, 2014, with early adoption permitted.  The adoption of this guidance is not expected to have a significant impact on our consolidated financial position, results of operations or cash flows.

NOTE REGARDING FORWARD-LOOKING STATEMENTS

This annual report, including all exhibits hereto and any documents that are incorporated by reference as set forth on the face page under “Documents incorporated by reference”, contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995 and forward-looking information under Canadian securities laws that are intended to be covered by the safe harbor created by such legislation. All statements, other than statements of historical facts, included in this annual report on Form 10-K, our other filings with the SEC and Canadian securities commissions and in press releases and public statements by our officers or representatives that address activities, events or developments that we expect or anticipate will or may occur in the future are forward-looking statements and forward-looking information, including, but not limited to, such things as those listed below:

•

our expectation that we are able to raise the cash necessary for full repayment of the 2013 Facility (as defined in Significant Developments in 2013, below) when it is due and may potentially seek additional sources of financing;

•	the receipt by the Company of the $6,250 payment for the sale of the Los Cardones gold project;

•	estimates of future operating and financial performance;

•	potential funding requirements and sources of capital, including near-term sources of additional cash;

•	our expectation that we will continue to raise capital through the sale of non-core assets, equity and/or debt financings, and through the exercise of stock options and warrants;

•	our anticipated cash burn rate for 2014;

•	our expectation that the Company will continue to incur losses and will not pay dividends for the foreseeable future’

•	our estimates of our future cash position;
•	the potential monetization of our non-core assets;
•	our intention to identify and execute cost cutting initiatives;
•

our expectation that raising capital for mining companies without producing assets will continue to be difficult for the foreseeable future, and the potential impact of this on our ability to raise capital in sufficient amounts on reasonable terms;

•	our planned deferral of significant development commitments until market conditions improve;
•	our potential ability to generate proceeds from operations or the disposition of our assets;
•	the timing, performance and results of feasibility studies;
•	plans and anticipated effects of the holding of 24.9% (reduced to 12.4% during February 2014) of the issued and outstanding common shares of Midas Gold Corp. (“Midas Gold shares”);
•	our potential entry into agreements to find, lease, purchase, option or sell mineral interests;

•	plans for evaluation and advancement of the Mt. Todd gold project, including our plans to complete the environmental impact statement approval process for the project;
•	our ability to raise sufficient capital to complete a feasibility study of the Mt. Todd gold project;
•	the feasibility of the Mt. Todd gold project;
•

our belief that there is a possibility that with time and the appropriate exploration expenditures, a high-grade mineable resource could potentially de developed at the Guadalupe de los Reyes gold/silver project;

•	future business strategy, competitive strengths, goals and expansion and growth of our business;
•	plans and estimates concerning potential project development, including matters such as schedules, estimated completion dates and estimated capital and operating costs;
•	estimates of mineral reserves and mineral resources;
•	timing and receipt of proceeds from the sale of the mill equipment that we are currently seeking to sell;
•	timing and receipt of proceeds from the proposed option of our Guadalupe de los Reyes gold/silver project; and
•	our expectation that we will continue to be a passive foreign investment company (“PFIC”) in the future.

Forward-looking statements and forward-looking information have been based upon our current business and operating plans, as approved by the Board; our cash and other funding requirements and timing and sources thereof; results of pre-feasibility and feasibility studies, mineral resource and reserve estimates, preliminary economic assessments and exploration activities; advancements of the Company’s required permitting processes; current market conditions and project development plans. The words “estimate,” “plan,” “anticipate,” “expect,” “intend,” “believe,” “will,” “may” and similar expressions are intended to identify forward-looking statements and forward-looking information. These statements involve known and unknown risks, uncertainties, assumptions and other factors which may cause our actual results, performance or achievements to be materially different from any results, performance or achievements expressed or implied by such forward-looking statements and forward-looking information. These factors include risks such as:

•	our ability to raise additional capital on favorable terms, if at all;
•	pre-feasibility and feasibility study results and preliminary assessment results and the accuracy of estimates on which they are based;
•	resource and reserve estimate results, the accuracy of such estimates and the accuracy of sampling and subsequent assays and geologic interpretations on which they are based;
•	technical and operational feasibility and the economic viability of deposits;
•	our ability to obtain, renew or maintain the necessary authorizations and permits for our business, including its development plans and operating activities;
•	the timing and results of a feasibility study on the Mt. Todd gold project;
•	delays in commencement of construction at the Mt. Todd gold project;
•	our ability to secure the permits for the Mt. Todd gold project including the environmental impact statement;
•	receiving the payment in July 2014 related to the Los Cardones gold project sale;
•	increased costs that affect our financial condition;
•	our reliance on third parties to fulfill their obligations under our agreements;
•	whether projects not managed by us will comply with our standards or meet our objectives;
•	a shortage of skilled labor, equipment and supplies;
•

whether our acquisition, exploration and development activities, as well as the realization of the market value of our assets, will be commercially successful and whether any transactions we enter into will maximize the realization of the market value of our assets;

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trading price of our securities and our ability to raise funds in new share offerings due to future sales of common shares in the public or private market and our ability to raise funds from the exercise of our warrants;

•	risks related to our 2013 Facility;
•	the lack of dividend payments by us;
•	the success of future joint ventures, partnerships and other arrangements relating to our properties;

•	the market price of the securities held by us;
•	our ability to timely monetize Midas Gold shares;
•	our lack of production and experience in producing;
•	perception of environmental impact of the Mt. Todd gold project;
•	reclamation liabilities, including reclamation requirements at the Mt. Todd gold project;
•	our history of losses from operations;
•	future water supply issues at the Mt. Todd gold project;
•	environmental lawsuits;
•	lack of adequate insurance to cover potential liabilities;
•	our ability to retain and hire key personnel;
•	fluctuations in the price of gold;
•	inherent hazards of mining exploration, development and operating activities;
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the accuracy of calculations of mineral reserves, mineral resources and mineralized material fluctuations therein based on metal prices, inherent vulnerability of the ore and recoverability of metal in the mining process;

•	changes in environmental regulations to which our exploration and development operations are subject;
•	changes in climate change regulations;
•	changes in corporate governance and public disclosure regulations;
•	intense competition in the mining industry;
•	conflicts of interest of some of our directors as a result of their involvement with other natural resource companies;
•	potential challenges to the title to our mineral properties;
•	political and economic instability in Mexico;
•	fluctuation in foreign currency values; and
•	our likely status as a PFIC for U.S. federal tax purposes.

For a more detailed discussion of such risks and other important factors that could cause actual results to differ materially from those in such forward-looking statements and forward-looking information, please see “Item 1A. Risk Factors” below in this annual report on Form 10-K. Although we have attempted to identify important factors that could cause actual results to differ materially from those described in forward-looking statements and forward-looking information, there may be other factors that cause results not to be as anticipated, estimated or intended. There can be no assurance that these statements will prove to be accurate as actual results and future events could differ materially from those anticipated in the statements. Except as required by law, we assume no obligation to publicly update any forward-looking statements and forward-looking information, whether as a result of new information, future events or otherwise.